UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SHARONAI HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 13, 2026

Dear Stockholders of SharonAI Holdings Inc.,

You are cordially invited to attend the Annual Meeting of the Stockholders (the “2026 Annual Meeting”) of SharonAI Holdings Inc. (the “Company”).

The 2026 Annual Meeting will be held on:

●	August 27, 2026, 4:00pm Eastern Time

You can attend the 2026 Annual Meeting via the virtual meeting portal at:

Meeting link: https://www.cstproxy.com/sharonai/2026

The Board of Directors of the Company (the “Board”) has decided to hold the 2026 Annual Meeting entirely online via the virtual meeting portal which will be conducted via live webcast. This is important because it enables the Company’s stockholders to participate in the 2026 Annual Meeting from any location, and it also reduces the cost to stockholders and the carbon footprint of the Company’s activities.

Further instructions on how to attend and participate in the virtual meeting are available at www.sharonai.com.

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to participate in the 2026 Annual Meeting, the prompt execution and return of your proxy card or vote over the telephone or Internet as instructed in these materials as promptly as possible will ensure that your shares are represented at the meeting and minimize the cost of proxy solicitation. Thank you for your continued support.

You will be asked to vote upon the following proposals at the 2026 Annual Meeting:

1.	Approve and ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

2.	Approve the election of Alastair Cairns and Benjamin Adams, who are each currently serving on the Board, as Class I directors of the Company until the 2029 annual meeting of stockholders (the “Director Nominees”);

3.	Approve the Second Amendment to the SharonAI Holdings Inc. Omnibus Equity Incentive Plan (the “Equity Plan Amendment Proposal”); and

4.	Approve the issuance of shares of the Company’s Class A Ordinary Common Stock issuable upon the exercise of certain pre-funded warrants to purchase the Company’s Class A Ordinary Common Stock, in accordance with Nasdaq Listing Rule 5635(b) (the “Pre-Funded Warrant Exercise Proposal”).

Any other business will be transacted as may properly come before the 2026 Annual Meeting or any adjournments thereof.

2.

The Board of Directors unanimously recommends that you vote “FOR” each of the above 3 proposals.

The Board of Directors recommends you vote (1) FOR the appointment of HoganTaylor LLP as the Company’s independent registered public  accounting firm for the fiscal year ending December 31, 2026; (2) FOR each of the Class I Director Nominees and (3) FOR the Equity Plan Amendment Proposal and the ($) the Pre-Funded Warrant Exercise Proposal.

The Board of Directors has fixed July 2, 2026, as the record date for determining those stockholders entitled to receive notice of, and to vote at, the 2026 Annual Meeting, or any postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the 2026 Annual Meeting.

Please review the attached Notice of Meeting and Proxy Statement for more detail and explanation of the proposals to be considered at the 2026 Annual Meeting.

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card by Internet voting as described on your proxy card.

We thank you for your continued support.

By Order of the Board of Directors,

/s/ James Manning
James Manning
Chief Executive Officer and Director

July 13, 2026

3.

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	August 27, 2026, 4:00 pm Eastern Time

Place:	Virtual Meeting Portal: Meeting link: https://www.cstproxy.com/sharonai/2026

Items of Business:	1.	Approve and ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026,

	2.	Approve the election of Alastair Cairns and Benjamin Adams, who are each currently serving on the Board, as Class I directors of the Company (the “Director Nominees”) until the 2029 annual meeting of stockholders;

	3.	Approve the Second Amendment to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (the “Equity Plan Amendment Proposal”); and

	4.	Approve the issuance of shares of the Company’s Class A Ordinary Common Stock issuable upon the exercise of certain pre-funded warrants to purchase the Company’s Class A Ordinary Common Stock in accordance with Nasdaq Listing Rule 5635(b) (the “Pre-Funded Warrant Exercise Proposal”)

In addition, we will transact such other business as may properly come before the 2026 Annual Meeting or any adjournments of the 2026 Annual Meeting.

Who Can Vote:	Stockholders of record at the close of business on July 2, 2026, are entitled to notice of and to vote at the 2026 Annual Meeting and any postponements or adjournments thereof.

Important Notice regarding Proxy Materials:

This Notice presents an overview of the complete Proxy Statement accompanying this Notice, which is part of this Notice. The Proxy Statement and our Annual Report are available on our website, www.sharonai.com, the Securities and Exchange Commission’s website, www.sec.gov and at www.sharonai.com/investors

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to participate in the 2026 Annual Meeting, the prompt execution and return of your proxy card or vote over the telephone or Internet as instructed in these materials as promptly as possible will ensure that your shares are represented at the meeting and minimize the cost of proxy solicitation. Thank you for your continued support.

The Board of Directors recommends you vote (1) FOR the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (2) FOR each of Alastair Cairns and Benjamin Adams as a Class I director; (3) FOR the Equity Plan Amendment Proposal and (4) FOR the Pre-Funded Warrant Exercise Proposal.

By Order of the Board of Directors,

/s/ James Manning
James Manning
Chief Executive Officer and Director

4.

i

SHARONAI HOLDINGS INC.

745 Fifth Avenue, Suite 500, New York, NY 10151

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

August 27, 2026, 4:00 pm Eastern Time

This Proxy Statement contains information about the 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) of SharonAI Holdings Inc. (referred to in this proxy statement as “SharonAI”, “the Company”, “we”, “our” or “us”).

The 2026 Annual Meeting will be held virtually on –

August 27, 2026, 4:00 pm Eastern Time

You can attend the 2026 Annual Meeting via the virtual meeting portal at:

Meeting link: https://www.cstproxy.com/sharonai/2026

Holding the 2026 Annual Meeting online enables our stockholders to participate from any location with internet connectivity, enhances accessibility for all stockholders, and reduces the carbon footprint of our activities. The 2026 Annual Meeting has been designed to provide the same rights to participate as stockholders would have at an in-person meeting. Information on how to participate in this year’s virtual Meeting can be found below.

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting and at any adjournment of that 2026 Annual Meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.

These proxy materials are first being made available to stockholders on or about June 5, 2026 and are also available online at www.sharonai.com, the Securities and Exchange Commission’s website, www.sec.gov, and www.sharonai.com. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all the information in the proxy materials before voting.

1.

QUESTIONS AND ANSWERS ABOUT ATTENDING THE 2026 ANNUAL MEETING AND VOTING

Instructions on How to Attend the 2026 Annual Meeting

To participate in the 2026 Annual Meeting, you must access the Virtual Meeting Portal using the link:

Meeting link: https://www.cstproxy.com/sharonai/2026

Stockholders who wish to vote during the 2026 Annual Meeting will also be required to enter their username (which is their control number) and password (which is the postcode of their registered address). Any other participants will only be required to enter their name and email address.

Further detailed instructions on how to attend and participate at the 2026 Annual Meeting can be found on our website: www.sharonai.com/investors/.

What is the purpose of the 2026 Annual Meeting?

Our 2026 Annual Meeting will be held to vote on the following proposals:

1.	To approve and ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

2.	Approve the election of Alastair Cairns and Benjamin Adams, who are each currently serving on the Board, as Class I directors of the Company until the 2029 annual meeting of stockholders;

3.	Approve the Second Amendment to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (the “Equity Plan Amendment Proposal”); and

4.	Approve the issuance of shares of the Company’s common stock issuable upon the exercise of certain pre-funded warrants to purchase the Company’s common stock, par value $0.0001 per share (“Common Stock”), in accordance with Nasdaq Listing Rule 5635(b) (the “Pre-Funded Warrant Exercise Proposal”).

In addition, we will transact such other business as may properly come before the Meeting or any adjournments of the meeting.

This Proxy Statement provides detailed information about each of the proposals.

Who can vote?

You may vote if you were a stockholder of the Company as of the close of business on the record date, July 2, 2026.

As of the record date, there were 35,047,619 shares of our Class A Ordinary Common Stock and 136,341 shares of our Class B Super Common Stock outstanding (the Class A Ordinary Common Stock and the Class B Super Common Stock referred to herein as “Common Stock”).

With respect to Proposal 4. (the Pre-Funded Warrant Exercise Proposal), the holder of such Pre-Funded Warrants (Situational Awareness Partners LP) may only vote the 796,108 shares of Class A Ordinary Common Stock held prior to consummation of the June 2026 Private Placement (as defined herein) and may not vote any shares issued in the June 2026 Private Placement for Proposal No. 4.

How many votes do I have?

Each share of our Class A Ordinary Common Stock that you own on the record date entitles you to one (1) vote on each matter subject to a vote and each share of Class B Super Common Stock that you own on the record date entitles you to one hundred sixty (160) votes on each matter subject to a vote. There is no cumulative voting rights with respect to the election of directors.

Current directors and current executive officers as of the record date of the Company own or control the voting of approximately 4,78,629 shares of Common Stock (including 136,341 shares of Class B Super Common Stock), or 57,020,066 votes, at the record date, representing approximately 46.81 % of the total votes outstanding at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this Proxy Statement.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.	You may vote by mail: You may vote by completing, signing and mailing a printed proxy card enclosed with this Proxy Statement. You can request delivery of a copy of the Proxy Statement and related materials by contacting our transfer agent, Continental Stock Transfer and Trust Company (“Continental”). You can go to https://www.cstproxy.com/sharonai/2026, or send an email to proxy@continentalstock.com with “Proxy Materials SHARONAI HOLDINGS INC.” in the subject line, include your full name and address, plus the number located in the shaded bar on the ‘Notice Regarding the Availability of Proxy Materials’ sent to you, and state that you want to receive a paper copy of the Meeting materials. To facilitate timely delivery, requests for a paper copy of Meeting materials must be received no later August 13, 2026. The shares you own will be voted according to your instructions on the proxy card. If you return the proxy card, but do not give any instructions on a particular proposal described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.

2.	You may vote online prior to the 2026 Annual Meeting: If you hold your shares on the books of Continental you may vote over the Internet as instructed on the Notice you received in the mail by accessing https://www.cstproxy.com/sharonai/2026 and following the online instructions. If you hold your shares with a Bank or Broker you may vote over the Internet as instructed on the Notice you received in the mail by accessing www.proxyvote.com and following the online instructions. The shares you own will be voted according to your instructions on the proxy card you submit electronically. If you return the proxy card, but do not give any instructions on a particular proposal described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.	You may vote during the 2026 Annual Meeting: If you attend the 2026 Annual Meeting you may vote during the 2026 Annual Meeting.

In order to vote your shares during the 2026 Annual Meeting, you will need the 15-digit control number included on your Notice of Internet availability of the Meeting materials, on your proxy card or on the instructions that accompanied your Meeting materials.

If you own shares in street name, you may vote by providing your instructions to the bank, brokerage firm or other nominee holding the shares on your behalf. If you wish to participate in and vote during the 2026 Annual Meeting you are required to contact your bank, broker or other nominee and obtain a “legal proxy”.

How does the Board of Directors recommend that I vote on the proposals?

The Board unanimously recommends that you vote as follows:

●	“FOR” ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (See Proposal No. 1 below);

●	“FOR” the election of Alastair Cairns and Benjamin Adams as Class I directors of the Company until the 2029 Annual Meeting of Stockholders (See Proposal No. 2 below);

●	“FOR” the approval of the Equity Plan Amendment Proposal (See Proposal No. 3 below); and

●	“FOR” the approval of the Pre-Funded Warrant Exercise Proposal (See Proposal No. 4 below);.

At the time this Proxy Statement was printed, we knew of no matters other than those discussed in this Proxy Statement that needed to be voted on at the 2026 Annual Meeting.

Is my vote important?

Your vote is important to us no matter how many shares you own. If too few stockholders attend the meeting or return their proxy card, the required quorum may not be achieved, and the meeting may need to be adjourned, causing the Company to incur unnecessary costs (see below). We encourage you to take the time to return your proxy card or to vote via the Internet per the instructions. The instructions on how to vote are contained in this Proxy Statement and in the Meeting materials you received. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card, but do not make specific choices?

Any proxy card returned without directions given will be voted in accordance with the recommendations of our Board of Directors.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

Proposal No. 1 is considered a routine matter for which brokerage firms may (or may not) vote shares for which they have not received voting instructions. In recent years, several large brokerage firms have announced that they have eliminated discretionary voting for even routine matters. Therefore, if you hold your shares through a brokerage firm, then your shares might not be voted, even for routine matters if you do not give a voting instruction to your broker. If too few stockholders attend the meeting or return their proxy card, the required quorum may not be achieved, and the meeting may need to be adjourned, causing the Company to incur unnecessary costs (see below). Therefore, we encourage every stockholder to take the time to return your proxy card and to vote.

Proposals No. 2, No.3 and No. 4 are each considered “non-routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on this proposal. This is called a “broker non-vote”.

3.

Can I change my vote after I have mailed my proxy card or after I have voted my shares?

If you own common stock in your own name, you may revoke your proxy or change your voting instructions before the 2026 Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or you may change your vote during the 2026 Annual Meeting. If you hold common stock in street name you may revoke or change your voting instructions by contacting the bank, brokerage firm or other nominee holding the shares on your behalf.

How can I access the Proxy Materials over the internet?

You may view and download our Proxy Materials, including the Annual Report on Form 10-K for the year ended December 31, 2025, and the Notice of Meeting by accessing https://www.cstproxy.com/sharonai/2026, the Securities and Exchange Commission’s website, www.sec.gov, or the Company’s website, www.sharonai.com.

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Company’s Board of Directors. the Company will pay for the cost of solicitation of proxies. In addition to solicitation by mail, the Company’s directors, officers, and employees may also solicit proxies from stockholders by telephone, electronically or in person. If the Company’s management deems it advisable, the services of individuals or companies that are not regularly employed by the Company may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the Proxy Materials to beneficial owners. the Company will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if the holders of shares of the Company entitled to cast at least a majority of the total votes entitled to be cast by the holders of all outstanding capital stock of the Company, are present in person or by proxy. On the record date, there were 35,047,619 shares of Class A Ordinary Common Stock outstanding entitled to 35,047,619 votes and 136,341 shares of Class B Super Common Stock outstanding entitled to 21,814,560 votes. Accordingly, there were 45,451,239 total votes outstanding on the Record Date. Thus, 28,431,091 votes must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the 2026 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the 2026 Annual Meeting will be adjourned until a quorum is obtained. The Company will incur unnecessary costs if it is required to adjourn the meeting.

What vote is required for each item to pass?

1.	Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026

The affirmative vote of a majority of the votes cast “FOR” this proposal is required, on a non-binding, advisory basis, to ratify the appointment of the Company’s independent registered public accounting firm. Brokerage firms have authority to vote stockholders’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, a broker non-vote will result. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote. Please note that the Company is not required to obtain the approval of stockholders to appoint the Company’s independent registered public accounting firm, and as such this vote is advisory only.

4.

2.	Election of Class I Directors

Directors are elected by a majority of the votes cast by the holders of shares entitled to vote. There are two (2) nominees for election and two (2) Class I director positions to be filled; this means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. If either incumbent, unopposed nominee fails to receive a majority of the votes cast, they are required to tender their resignation from the Board and then the Company’s Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

3.	Approval of the Equity Plan Amendment Proposal

The affirmative vote of a majority of the votes cast “FOR” this proposal is required to approve the Equity Plan Amendment Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.

4.

Approval of the Pre-Funded Warrant Exercise Proposal

The affirmative vote of a majority of the vote cast “FOR” this proposal is required to approve the Pre-Funded Warrant Exercise Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.

Other than the auditor proposal, all proposals above are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your broker is entitled to vote your shares with respect to proposal number 1 because that proposal is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. In recent years, several large brokerage firms have announced that they have eliminated discretionary voting for “routine” matters. Therefore, we encourage every stockholder to vote their shares.

What is “householding”?

The rules of the Securities and Exchange Commission (“SEC”) permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may household your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes consent.

If you would like to receive your own copy of the Proxy Statement and related materials now or in the future, or if you share an address with another the Company stockholder and together both of you would like to receive only a single set of proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s).

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 745 Fifth Avenue, Suite 500, New York, NY 10151 or tim.flahvin@sharonai.com. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), the proposal must be received by our Corporate Secretary by Marh 19, 2027 (that is 120 days prior to the one-year anniversary of the filing date of this proxy) for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no earlier than April 26, 2027 and no later than May 29, 2027, in order to be considered timely (that is, no later than 90 days and no earlier than 120 days prior to the 1 year anniversary of the 2026 Annual Meeting.

However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, August 27, 2027, to be considered for inclusion in proxy materials for our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 745 Fifth Avenue, Suite 500, New York, NY 10151, 120th day prior to 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2027 Annual Meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made of the date of the 2027 Annual Meeting.

5.

The deadline for providing notice of a proxy solicitation in support of director nominees, other than the Company’s nominees, at the 2027 annual meeting of stockholders, is the later of: (i) 25 calendar days prior to the 2027 annual meeting of stockholders; or (ii) 5 calendar days after the date on which the Company files its definitive proxy statement for the 2027 annual meeting, and must include the information required by Rule 14a-19 of the Exchange Act.

You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Notices must be sent between 90 and 120 days of the anniversary of the 2026 Annual Meeting, and the business must be a proper matter for stockholder action under Delaware law.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our 2026 Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2026 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

REVOCABILITY OF PROXY

The person giving the proxy has the power to revoke it at any time before it is exercised. If you own shares of Common Stock in your own name, you may revoke your proxy or change your voting instructions at any time before the 2026 Annual Meeting by: (i) delivering to the Corporate Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering a proxy bearing a later date; or (iii) attending the 2026 Annual Meeting and voting in person (attendance at the 2026 Annual Meeting will not, by itself, revoke a proxy). If you hold shares of Common Stock in street name, you may revoke or change your voting instructions by contacting the bank, brokerage firm or other nominee holding the shares on your behalf. Any written notice of revocation or subsequent proxy should be sent to: SharonAI Holdings Inc., 745 Fifth Avenue, Suite 500, New York, NY 10151, Attention: Corporate Secretary, so as to be delivered before the taking of the vote at the 2026 Annual Meeting.

6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Common Stock and Class B Super Common Stock as of the Record Date:

●	each of our named executive officers; and
●	each of our directors and director nominees
●	all of our current directors and executive officers as a group;
●	each person who is known to be the beneficial owner with more than 5% of voting control of the Company’s Class A Ordinary Common Stock and Class B Super Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, SARs or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of the Record Date.

The beneficial ownership of the Company’s Common Stock is based on 35,183,960 shares of common stock consisting of 35,047,619 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock as of the Record Date.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name	Shares of Class A Ordinary Common Stock Beneficially Held		Percent of Class A Ordinary Common Stock	Shares of Class B Super Common Stock Beneficially Held	Percent of Class B Ordinary Common Stock	Percent of Voting Control
Directors, and Other Named Executive Officers
Alastair Cairns	23,888	(5)	*	-	-	*
Andrew Leece	1,446,175	(1)	4.12%	45,447	33.33%	15.33	%(7)
James Manning	1,562,984	(2)	4.46%	45,447	33.33%	15.54	%(7)
Timothy Broadfoot	212,643	(3)	* %	-	-	*
Wolfgang Schubert	226,176	(8)	* %	-	-	*
Peter Woodward	6,836	(9)	*	-	-	*
Nicholas Hughes Jones	1,285,564	(4)	3.66%	45,447	33.33%	15.04	%(7)
Alexander Andrew Kelton	7,505	(10)	*	-	-	*
Benjamin Adams	6,046	(11)	*	-	-	*
Tim Flahvin	-	(12)	*	-	-	*
Dan Mons	15,350		*	-	-	*
Andrew Penn	5,797	(13)
All officers and directors as a group (10 persons)	4,572,788		12.99%	136,341	100.00%	46.28%
						*
5% Holders
Situational Awareness Partners LP(14)	7,408,240	(15)	19.99%	-	-	12.58%
Andrew Leece	1,452,378		4.24%	45,447	33.33%	15.33	%(7)
Strat Cap No.1 Pty Ltd	-		-	45,447	33.33%	12.79%
James Manning	1,562,984		4.57%	45,447	33.33%	15.54	%(7)
MG No.1 Pty Ltd	-		-	45,447	33.33	12.79%
Nicholas Hughes-Jones	1,296,640		8.06%	45,447	33.33%	15.04	%(7)
Inbocalupo No. 1 Pty Ltd	-		-	45,447	33.33%	12.79%

*	Less than 1%

(1)	Holdings include related parties of Andrew Leece being, Strat Cap No.1 Pty Ltd, Strat Capital Pty Ltd ATF AJ Digital Trust and Strat Capital Pty Ltd ATF Alpha Juliett Trust. Holdings include 45,477 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock. Also includes 14,657 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 30, 2026

7.

(2)	Holdings include related parties of James Manning being, Bare Media Holdings Pty Ltd, Defender Capital Pty Ltd, MCH Equities Pty Ltd ATF MCH Equities Fund, Manning Capital Holdings Pty Ltd ATF The Manning Capital Holdings Unit Trust, Manning Group Pty Ltd ATF MG Office Trust and MG No.1 Pty Ltd. Holdings include 45,477 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(3)	Holdings include related parties of Timothy Broadfoot being Broadfoot Group Pty Ltd ATF for Broadfoot Family Trust and DSS AI Pty Ltd,. Also includes 64,753 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 30, 2026
(4)	Holdings include related parties of Nicholas Hughes Jones being, Inbocalupo No.1 Pty Ltd and Inbocalupo Pty Ltd ATF Inbocalupo Trust. Holdings include 45,447 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock. Also includes 34,199 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 30, 2026
(5)	Includes 23,888 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(6)	Although shares of Class A Ordinary Common Stock and Class B Super Common Stock have identical economic rights, each holder of shares of Common Stock shall be entitled to one (1) vote for each share of Class A Ordinary Common Stock held and one hundred and sixty (160) votes for each share of Class B Super Common Stock held, which is why a difference between the percentage of Common Stock and percentage of voting control is shown separately.
(7)	Shares held includes 45,447 shares of Class B Super Common Stock. The number reported for Mr. Leece also includes of 14,657 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 4, 2026. The number reported for Mr. Hughes-Jones also includes of 34,199 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 30, 2026 and 90,893 shares of Class A Ordinary Common Stock approved and issuable but not yet issued.
(8)	The number reported for Mr. Schubert also includes of 78,722 shares of Class A Ordinary Common Stock issuable pursuant to restricted stock units vesting within 60 days of June 30, 2026.
(9)	Includes 6,836 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(10)	Includes 7,505 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(11)	Includes 6,048 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(12)	Includes 3,139 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(13)	Includes 5,975 options and RSU’s that are exercisable or vest within 60 days of June 30, 2026
(14)	The natural person with voting and investment control over these shares is Leopold Aschenbrenner. The address is 555 S. Flower St., 35th Floor, Los Angeles, CA 90071.
(15)	Includes (i) 5,396,127 shares of Class A Ordinary Stock and (ii) 2,012,113 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants. Excludes 662,810 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants as the exercise of these pre-funded warrants is subject to a 19.99% beneficial ownership limitation of the Company’s outstanding shares of Class A Ordinary common stock

8.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2024 and 2025 Equity Incentive Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units	Weighted average exercise price of outstanding options and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2024 Equity compensation plans approved by security holders	569,458	$0.54	-
2024 Equity compensation plans not approved by security holders	-	-	-
2025 Equity compensation plans approved by security holders	-	-	1,200,000
2025 Equity compensation plans not approved by security holders	-	-	-
Total	569,458	$0.54	1,200,000

Upon consummation of the transactions (collectively, the “Business Combination”) contemplated by the Business Combination Agreement, dated January 28, 2025, by and among Roth CH Acquisition Co., Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. and SharonAI Inc, as amended (the “Business Combination Agreement”), all outstanding options to purchase stock of SharonAI Inc. under our 2024 Equity Incentive Plan, all outstanding warrants issued by SharonAI Inc., and all other awards issued under our 2024 Equity Incentive Plan, vested or unvested, or any other security convertible into or exchangeable for any such security (each a “SharonAI Stock Right”), were cancelled, extinguished and converted into a right to acquire (each, a “Converted Stock Right”), subject to substantially the same terms and conditions as were applicable under such SharonAI Stock Right (including expiration date, vesting conditions, and exercise provisions), the number of Company Class A Ordinary Common Stock shares, determined by multiplying the number of shares of capital stock of SharonAI Inc. subject to such SharonAI Stock Right as of immediately prior to the consummation of the Business Combination by the Conversion Ratio (set forth in the Business Combination Agreement), with an exercise price per Company Class A Ordinary Common Stock shares (rounded down to the nearest whole cent), if applicable, equal to the exercise price per share of capital stock of SharonAI Inc. of such SharonAI Stock Right divided by the Conversion Ratio, in accordance with, and subject to, the contingencies set forth in the Business Combination Agreement. Upon consummation of the Business Combination, the Company assumed all obligations of SharonAI with respect to each Converted Stock Right.

SharonAI Inc. 2025 Omnibus Equity Incentive Plan

The following is a summary of the material features of the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”). This summary is qualified in its entirety by the full text of the 2025 Plan, a copy of which was included as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

9.

On December 14, 2025, the board of directors and the stockholders of the Company approved the 2025 Plan to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2025 Plan is equal to 1,200,000 shares. No more than 1,200,000 shares of our common stock shall be issued pursuant to the exercise of incentive stock options. The 2025 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The 2025 Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations.

SharonAI Inc. 2024 Omnibus Equity Incentive Plan

The Company has adopted the 2024 SharonAI Omnibus Equity Incentive Plan (the “2024 Plan”). There will be no new awards under the 2024 Plan. All new awards will be made under the 2025 Plan. On May 6, 2024, the board of directors and the stockholders of the Company approved the 2024 Plan to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2024 Plan is equal to 300,000. No more than 300,000 shares of our common stock shall be issued pursuant to the exercise of incentive stock options. The 2024 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. Historically, we have granted restricted stock units under the 2024 Plan that were subject to time-vesting. The 2024 Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. Since the adoption of the SharonAI Holdings Inc. 2025 Plan, we do not intend to grant any more awards under the 2024 Plan.

2024 Omnibus Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Tim Broadfoot, Chief Financial Officer	$651,665.00	97,710
Andrew Leece, Chief Operating Officer	$651,665.00	97,710
Nicholas Hughes-Jones, SVP Business Development	$651,665.00	97,710
Daniel Mons, Chief Technology Officer	$30,310.00	4,545
Executive Group	$2,471,901.74	370,635
Non-Executive Director Group	$900,362.44	135,003
Non-Executive Officer Employee Group	$69,713.00	10,453
Advisors and contractors	$324,984	53,399

Internal Revenue Code Section 162(m)

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our service providers, as provided for in Section 162(m). Therefore, we may not be able to fully deduct certain compensation derived from 2025 Plan awards by such service providers from our taxable income.

The Company Income Tax Effects

Except as described above, we will generally be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment

As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other stock-based awards pursuant to the 2025 Plan, for financial reporting purposes, we will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other stock-based award. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other stock-based awards are granted and the prices of our common stock in the future.

Director and Officer Indemnification Agreements

The Company has entered into agreements with each of its executive officers and Directors, whereby the Company will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for the Company or any subsidiary of the Company. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from them a determination is made that the applicable officer or Director was not entitled to indemnification.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

Not applicable as no officers or directors of the Company were required to file Section 16(a) Reports in the year ended December 31, 2025.

10.

CORPORATE GOVERNANCE

Board Composition

The Company’s business and affairs are managed under the direction of the Company’s board of directors (the “Board”). There are currently six members on the Board, each in Class I, Class II or Class III, consisting of James Manning, Peter Woodward, Alastair Cairns, and Alexander Andrew Kelton and Benjamin Adams, with James Manning and Alexander Andrew Kelton serving as Class III directors until the 2028 annual meeting and until their successor have been duly elected and qualified or until his earlier resignation, removal or death, with Peter Woodward serving as a Class II director until the 2027 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, and with Alastair Cairns and Benjamin Adams serving as Class I directors until the 2026 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death.

Role of the Board in Risk Oversight

Our Board will have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the Board by the Audit and Risk Management Committee. The Audit and Risk Management Committee will represent the Board by periodically reviewing its accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit and Risk Management Committee will review and discuss all significant areas of our business and summarize for our Board all areas of risk and the appropriate mitigating factors. In addition, our Board will receive periodic detailed operating performance reviews from management.

Director Independence

The Company’s securities are listed on the Nasdaq Capital Market. The Company has adopted the independence standards of the Nasdaq Capital Market to determine the independence of its directors and those directors serving on any committee of the Board. Under Nasdaq Listing Rule 5605(a)(2), a director will qualify as an independent director if, in the opinion of the Board, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Alastair Cairns, Peter Woodward, Alexander Andrew Kelton, Andrew Penn and Benjamin Adams are our independent directors, as defined under the rules promulgated by the NASDAQ. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our Board of Directors will believe are no less favorable to us than could be obtained from independent parties. None of the independent directors has any relationship with us besides serving on our Board of Directors.

The Company has determined that each of the directors is qualified to serve as one of our directors based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, we have considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment and to interact effectively with the other directors; and willingness and ability to commit the time necessary to perform the duties of a director.

Board Committees

The standing committees of the our Board will consist of an Audit and Risk Management Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the Audit and Risk Management Committee, Compensation Committee and Corporate Governance and Nominating Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board will provide appropriate risk oversight of our activities

11.

Audit and Risk Management Committee

We have established an Audit and Risk Management Committee of the Board of Directors. During the fiscal year ended December 31, 2025, our compensation committee consisted of Peter Woodward, Alastair Cairns, and Brent Lanier with Peter Woodward serving as the Chair. As of the Record Date our Audit and Risk Committee consisted of Peter Woodward, Alastair Cairns, and Alexander Andrew Kelton with Peter serving as the Chair. All of the directors serving on the Audit and Risk Management Committee are independent directors under Nasdaq’s listing standards.

Peter Woodward is the chairperson of the Audit and Risk Management Committee. The Audit and Risk Management Committee’s duties, which are specified in our Audit and Risk Management Committee Charter, include, but are not limited to:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management, the independent and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

●	overseeing the establishment, implementation and ongoing effectiveness of the Company’s risk management framework for both financial and non-financial risks, including reviewing at least annually the adequacy of that framework, identifying major or emerging risk areas, reviewing management reports on material risks and risk incidents, overseeing compliance with material laws, regulations and policies, and providing risk management updates to the Board;

●	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or other breaches of Company policies;

12.

●	managing audit arrangements and auditor independence, including considering whether an internal audit function is required and, if such a function is established, overseeing its structure and operations and approving its procedures where delegated by the Board; and

●

recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the SEC and in financial statements and reports to be lodged with ASX, and producing the Audit and Risk Management Committee report required to be included in the Company’s proxy statement.

A copy of the Audit and Risk Management Committee Charter is available on our website at www.sharonai.com.

Financial Experts on Audit and Risk Management Committee

Pursuant to Nasdaq rules, the Audit and Risk Management Committee will at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background results in the individual’s financial sophistication. The Board of Directors of the Company believes that Peter Woodward qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Corporate Governance and Nominating Committee

We have established a corporate governance and nominating committee of the Board of Directors. During the fiscal year ended December 31, 2025, our Corporate Governance and Nominating Committee consisted of Peter Woodward, Alastair Cairns, and Brent Lanier with Alastair Cairns serving as the Chair. As of the Record Date our Corporate Governance and Nominating Committee consisted of Peter Woodward, Alastair Cairns, and Alexander Andrew Kelton with Alastair Cairns serving as the Chair. The Corporate Governance and Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the Company’s Board of Directors. All of the directors serving on the Corporate Governance and Nominating Committee are independent directors under Nasdaq’s listing standards. The Corporate Governance and Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Corporate Governance and Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Corporate Governance and Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.sharonai.com.

13.

The Corporate Governance and Nominating Committee’s charter provides that such Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures described above.

The Corporate Governance and Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Corporate Governance and Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.sharonai.com.

Compensation Committee

We have established a compensation committee of its Board of Directors. During the fiscal year ended December 31, 2025, our compensation committee consisted of Peter Woodward, Alastair Cairns, and Brent Lanier with Brent Lanier serving as the Chair. As of the Record Date our Compensation Committee consisted of Peter Woodward, Alastair Cairns, Andrew Penn and Alexander Andrew Kelton with Alexander Andrew Kelton serving as the Chair. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to the Board regarding the compensation of all other executive officers, and all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the stockholders of the Company, including the ability to adopt, amend and terminate such plans;

●	reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, recommending that the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement, and producing the compensation committee report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K;

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

14.

The Compensation Committee Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. The compensation committee is not required to implement or act consistently with the advice or recommendations of any such adviser, and the authority granted under the Charter shall not affect the ability or obligation of the compensation committee to exercise its own judgment in fulfilment of its duties. In retaining or seeking advice from compensation consultants, outside counsel and other advisers (other than the Company’s in-house counsel), the compensation committee must take into consideration the factors specified in the rules and regulations of the SEC and Nasdaq; provided, however, that the compensation committee is not required to assess the independence of any adviser acting in a role limited to consulting on any broad-based plan that does not discriminate in favor of executive officers or directors and is generally available to all salaried employees, or providing information that is not customized for a particular company or that is customized based on parameters not developed by the adviser. A copy of the Compensation Committee Charter is available on our website at www.sharonai.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, the members of our Compensation Committee were Peter Woodward, Alastair Cairns, and Brent Lanier , each of whom is an independent director. As of the Record Date our Compensation Committee consisted of Peter Woodward, Alastair Cairns, and Alexander Andrew Kelton with Alexander Andrew Kelton serving as the Chair.

None of the members of our Compensation Committee is or has been an officer or employee of the Company. During the fiscal year ended December 31, 2025:

●	None of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee;

●	None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of any other entity that has one or more executive officers who serve on our Board of Directors; and

●	No member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at sharonai.com under the ‘Investors’ section. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by posting such information on the website address and location specified above.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Capital Market listing standards. Our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Anti-hedging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our chief compliance officer has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

15.

Director and Officer Indemnification Agreements

The Company has entered into agreements with each of its executive officers and Directors, whereby we have agreed to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for us or any of our subsidiaries. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by us in advance, subject to our right to seek repayment from them.

Material Proceedings

There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for, among other things, identifying, assessing, and recommending to the Board director nominees for each annual meeting of stockholders, and individuals to fill vacancies occurring between annual meetings of stockholders.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with us should direct their communication to the Corporate Secretary of the Company by email at tim.flahvin@sharonai.com. The Corporate Secretary will forward communications intended for the Board to the Company’s board directors and/or to management. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence. Any communications that are abusive, in bad taste or present safety, security or other concerns may be handled differently.

Board Leadership Structure

The Board is responsible for the control and direction of the Company. The Board represents the stockholders, and its primary purpose is to focus on long-term stockholder value. The Board structure, which currently separates the positions of Board Chair and Chief Executive Officer, allows the Board Chair to focus on the management of the Board, and the CEO to focus on the management of the Company and the development and realization of its long-term strategic and operational objectives. Each of our independent directors bring their expertise to support overall strategy development of the Company collaborating with the management of the Company. Our independent directors bring governance, oversight, and experience from outside the Company. Our management brings strategic, operational, financial and technological leadership and expertise.

16.

Executive Sessions

The independent directors of the Board meet from time to time as required, without the presence of management, for executive sessions as may be needed.

Meeting Attendance

During 2025, there were 3 meetings  and/or actions by written consent of the Board. In addition to participation at Board and Committee meetings, our directors discharge their responsibilities throughout the year through participation in numerous informal Board calls and other communications, including regular telephone, email, and in-person communications with the Chief Executive Officer and President, General Counsel, Corporate Secretary, Assistant Corporate Secretary, Chief Financial Officer, and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend.

The Company did not hold an annual meeting of stockholders in 2025; accordingly, no disclosure regarding director attendance at the prior year’s annual meeting is required or provided.

Risk Management

The Board plays an active role in overseeing the management of the Company’s risks. The Board regularly reviews information regarding credit, liquidity, and operations (including cyber-security), as well as the risks associated with each. The Board views risk management as the responsibility of all Company staff, and not a function that can be siloed or delegated to a single internal team. The Compensation Committee is responsible for overseeing the management of risks relating to compensation plans and arrangements. The Audit and Risk Management Committee oversees management of financial and operational risks and related party risks. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

We believe that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

●	Use of restricted stock units, options, other incentives, and cash that provide a balance of incentives with fixed and variable components, including deferred remuneration; and

●	Equity incentive awards that generally vest and settle over time, so while the potential compensation related to equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short-term gain is discouraged because it would not maximize the value of equity incentive awards over the mid to long-term.

17.

REPORT OF THE AUDIT COMMITTEE

The following Report of our Audit and Risk Management Committee (“Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The Audit and Risk Management Committee is composed wholly of independent directors. The Audit and Risk Management Committee reviews the Company’s financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Company’s independent auditor is engaged to audit and report on the conformity of the Company’s financial statements to generally accepted accounting principles and the effectiveness of the Company’s internal control over financial accounting.

The Audit and Risk Management Committee reviewed and discussed with (i) management and the independent auditor, the audited financial statements for the fiscal year ended December 31, 2025, (ii) management, its assessment of the effectiveness of the Company’s internal control over financial reporting, and (iii) the independent auditor, its evaluation of the Company’s system of internal control over financial reporting.

The Audit and Risk Management Committee discussed with HoganTaylor LLP, the Company’s independent auditor for the fiscal year ended December 31, 2025, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit and Risk Management Committee has received, reviewed, and discussed the written disclosures and the letter from HoganTaylor LLP required by applicable requirements of the PCAOB regarding HoganTaylor LLP’s communications with the Audit and Risk Management Committee concerning independence.

Based upon the review and discussions referred to above, the Audit and Risk Management Committee recommended to the Board that the audited financial statements be included in the Annual Report filed on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

By the Audit and Risk Management Committee of the Board of Directors of SharonAI Holdings Inc.

Peter Woodward
Chair of the Audit and Risk Management Committee
Alastair Cairns
Alexander Andrew Kelton

18.

MANAGEMENT OF THE COMPANY

The business and affairs of the Company are managed by or under the direction of the board of directors of the Company. The following persons are serving as executive officers and directors of the Company as of the date hereof.

Name	Age	Position
Andrew Penn	63	Director, Chairman
James Manning	40	Chief Executive Officer, Director
Tim Broadfoot	34	Chief Financial Officer, Treasurer
Andrew Leece	40	Chief Operating Officer
Daniel Mons	45	Chief Technology Officer
Nicholas Hughes Jones	40	Head of Corporate Development
Tim Flahvin	62	General Counsel, Corporate Secretary
Alastair Cairns	53	Director
Peter Woodward	52	Director
Alexander Andrew Kelton	67	Director
Benjamin Adams	55	Director

Executive Officers

James Manning

James Manning has served as our Chief Executive Officer since January 22, 2026, a Director since consummation of the Business Combination, the Chair of the Board of Directors since consummation of the Business Combination until May 21, 2026, and of SharonAI Inc. since February 15, 2024. After its acquisition by SharonAI, Mr. Manning has also continued to serve as the Chairman of Distributed Storage Solutions Limited ACN 646 979 222, until September 2024, an Australian company that operates HPC/AI and distributed storage operations, a position he started January 2021, before its acquisition by SharonAI. Mr. Manning has over 20 years’ experience across corporate finance, accounting, business, asset management and operations in both public and private companies. He has spent the last 5 years focused on digital asset infrastructure, with a keen focus on the energy requirements for data center development. Mr. Manning currently serves as Managing Director at Vertua Limited, a listed investment company, a position he has held since June 2014. He was the founder and CEO of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, until May of 2023. He is also the Chairman of Defender Asset Management Pty Ltd, a diversified asset manager, a position he has held since September 2015.

Mr. Manning has a Master of Business (Finance) and a Masters in Property Development from the University of Technology Sydney, as well a Bachelor of Accounting from Australian Catholic University. He is a Fellow of the Institute of Company Directors (FAICD), and a member of Institute of Public Accountants (IPA).

Timothy Broadfoot

Timothy Broadfoot has served as the Chief Financial Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since July 1 2024. After its acquisition by SharonAI, Mr. Broadfoot has also continued to serve as the Chief Financial Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started May 1 2024, before its acquisition by SharonAI. He has over a decade of experience across corporate finance, accounting, business, asset management and operations in both public and private companies. Mr. Broadfoot currently serves as a Responsible Manager for Defender Asset Management Pty Ltd, a diversified asset manager, from 2022. Mr. Broadfoot also previously served as Chief Corporate Officer for Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, from 2020 until 2024, where he was responsible for building and managing over 120MW of data center infrastructure across the USA and Australia. Mr. Broadfoot has a Bachelors of Commerce (Finance) from the University of Western Australia.

19.

Andrew Leece

Andrew Leece has served as Chief Operating Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since February 15, 2024. After its acquisition by SharonAI, Mr. Leece has also continued to serve as the Chief Executive Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started in 2021, before its acquisition by SharonAI. He also served as Chief Executive Officer at AirOne Media, Inc., a digital aircraft sales and finance platform, from 2017 until 2021. He began his career with Macquarie Bank (ASX:MQG), with a tenure spanning 2007 to 2015, where he gained significant experience in Corporate and Asset Finance. He then embarked on various entrepreneurial endeavors including technologies developed for the Aviation industry. Andrew has been a director of ISI Australia, a leading provider of mainframe computing managed services since 2018.

Daniel Mons

Daniel Mons has served as the Chief Technology Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since May 17, 2025. He has over 20 years’ experience in high performance computing encompassing infrastructure design, systems architecture, information security and cluster administration. Prior to joining SharonAI, he worked at Queensland State Government’s Department of Environment, Science, Energy and Innovation’s “ASDI,” Cutting Edge, Eyecon and Sunsuper building and managing HPC environments. He is proficient across Linux and open source technologies, security, encryption, networking and virtualization, and has a Bachelor of Science (Computer Science) from the University of Queensland.

Nicholas Hughes-Jones

Nicholas Hughes-Jones has served as Senior Vice President, Business Development of SharonAI Inc. from February 15, 2024 to May 2025. Mr. Hughes-Jones consulted to the Company from July to December 2025 and then rejoined the Company in January 2026 as Head of Corporate Development. He has over 18 years’ experience in financial markets and technology industries across corporate finance, funds management and senior executive roles at listed and unlisted energy infrastructure and technology companies. His experience includes serving as Chief Investment Officer of Defender Asset Management Pty Ltd, a diversified asset manager, from 2022 until 2024. He served as the Chief Commercial Officer of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, from October of 2021 until November of 2022, where he helped build over 100 modular data centers across 200MW of energy infrastructure in the USA and Australia. He also served as Senior Advisor at Bell Financial Group (ASX:BFG), a brokerage and financial advisory services firm, from 2016 until 2021. He also served as Institutional Equities Dealer at Southern Cross Equities, an institutional equities and equity capital markets firm, from 2011 until 2016. Mr. Hughes-Jones has a Commerce Degree (majors in Corporate Finance and Business Law) from the University of Sydney.

Tim Flahvin

Tim Flahvin has been the Company’s General Counsel since January 2026 and was subsequently appointed Company Secretary. Prior to joining the Company, Mr. Flahvin was a partner at an Australian national law firm in the area of corporate law from 1998 to January 2026. He has over 28 years’ experience at partner level practicing corporate law and working on transactions including initial public offerings, secondary offerings, compliance with relevant laws and listing rules as well as mergers and acquisitions. He has a Masters Degree in Law (Sydney University) and Bachelors degree in Accounting (University of Technology, Sydney).

Directors

Andrew Penn

Andrew Penn has been a Director of the Company since May of 2026. He currently serves as a Non-Executive Director of Coles Group Limited (ASX: COL) and is Chair of its Audit and Risk Committee. He is also Chair of Visit Victoria and a Senior Adviser with McKinsey & Company. Mr. Penn previously served as Chief Executive Officer and Managing Director of Telstra Corporation Limited (ASX: TLS) from 2015 to 2022, leading one of Australia’s largest telecommunications and technology companies through major strategic, operational, and technology transformation. Prior to Telstra, he was Chief Executive Officer of AXA Asia Pacific Holdings from 2006 to 2011, overseeing a large-scale financial services business across multiple Asia-Pacific markets. Mr. Penn has also served as Chair of the Expert Advisory Boards for Australia’s 2020 and 2023 National Cyber Security Strategies, reflecting significant experience in cyber risk governance and national digital resilience. In recognition of his contributions, he was appointed an Officer of the Order of Australia (AO) in the 2023 Australia Day Honours for distinguished service to business, charitable organizations, youth, and the arts.

20.

James Manning - see biography above under “Executive Officers”

Alastair Cairns

Alastair Cairns has been a Director of the Company since consummation of the Business Combination and of SharonAI Inc. since September of 2024. Previously, Mr. Cairns served as the Head of Asset Management, North America, at Linedata, a European listed financial software company, a position he held from July 2024 to November 2025. Previously, he was head of insights and marketplace at Addepar, a provider of reporting and analytics software to wealth managers, from 2017 until 2022. Prior to Addepar, he held executive positions at Credit Suisse from 2007 until 2016 in strategy, product and sales, in asset management and private banking. Alastair began his career at McKinsey & Company, where he rose to partner in the financial services practice. He holds degrees in Physics and Economics from Queen’s University in Canada and a Masters in Economics from the University of Chicago.

Peter Woodward

Peter Woodward has been a Director of the Company since consummation of the Business Combination Mr. Woodward is the founder of MHW Capital Management, LLC, a position he has held since September 2005. From 1996 to 2005, Mr. Woodward was the Managing Director for Regan Fund Management, LLC. He served as the President and Chief Executive Officer and Director of Cartesian, Inc. from June 2015 to July 2018, and currently serves as Chairman of the Board and Chairman of the Audit Committee for TSS, Inc., as Chairman of the Board and Chairman of the Audit Committee for Precision Optics Corporation, and as the CEO of Innovative Power, LLC. Prior to founding MHW Capital Management, Mr. Woodward served as an economist for the Council of Economic Advisors at the White House. Mr. Woodward holds a BA in economics from Colgate University and a Masters of International Affairs with a concentration in international economics and finance from Columbia University. He is also a Chartered Financial Analyst.

Alexander Andrew Kelton

Alexander Andrew Kelton has been a Director of the Company since January 12, 2026. Mr. Kelton is a global business leader and professional board director with approximately 40 years’ experience in the information and communications technology arena. He has held senior roles in the United Kingdom, Europe, India, Australasia and the United States of America. Mr. Kelton currently serves as the Non-Executive Chairman at Leading Edge Data Centers, Non-Executive Chairman of Locate Technologies (ASX:LOC) and Non-Executive Director of Superloop. Mr. Kelton previously served as Chief Executive Officer of Superloop (ASX:SLC), Non-Executive Director of Megaport (ASX:MP1), Executive Vice President of T-Mobile (NASDAQ:TMUS), Managing Director of Telstra International (ASX:TLS) and Senior Vice President of Docusign (NASDAQ:DOCU).

Benjamin Adams

Benjamin Adams has been a Director of the Company since February 22, 2026. Mr. Adams is a public company general counsel, board and CEO adviser and global regulatory leader. He currently serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary of The Western Union Company (NYSE: WU) where he advises its board of directors and board committees on corporate governance, fiduciary duties, SEC disclosure, executive compensation and enterprise risk while also leading Western Union’s global legal, regulatory, public policy, ethics and compliance, Intellectual Property and privacy functions. Mr. Adams previously served as the Vice President, Legal at PayPal Inc. (NASDAQ: PYPL), as Assistant General Counsel, Head of Legal Global Consumer Group at Microsoft Corporation (NASDAQ: MSFT), and as Head of Legal, Americas Region at Nokia Corporation (NYSE: NOK). Prior to going in-house, Mr. Adams was an attorney the law firm of Gibson, Dunn & Crutcher LLP.

Our executive officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

21.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our named executive officers during the year ended December 31, 2025.

Summary Compensation Table

Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The discussion below sets forth the material components of the executive compensation program for our executive officers who were our “named executive officers” and are “named executive officers” of the Company following the consummation of the Business Combination.

Summary Compensation Table

The following table sets forth compensation that our named executive officers earned during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary(3)(4)(5)	Bonus	Stock Awards(1)(9)	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)	($)		($)
Wolfgang Schubert	2024	129,133	0	313,053	0	0	7,503	(7)	449,689
Chief Executive Officer	2025	276,818	25,363		0	0	0		302,181

Tim Broadfoot	2024	105,000	0	419,250	0	0	48,969	(2)(6)	573,219
Chief Financial Officer	2025	110,250	25000		0	0	85,995		221,245

Andrew Leece	2024	170,100	0	419,250	0	0	33,127	(2)(8)	622,477
Chief Operating Officer	2025	169,352	25000		0	0	18,879		213,231

Nicholas Hughes-Jones	2024	94,500	0	419,250	0	0	53,914	(2)(6)(8)	567,664
SVP Business Development)	2025	45,676	0		0	0	1,131,711		1,177,387

(1)	Stock awards are granted and represented at fair value based on the grant date but have not satisfied vesting conditions at the date of this report. Each RSU has a key business performance target that must be met and subsequent to achievement of this metric, vests after 12 months.
(2)	Includes Superannuation, a compulsory Australian defined benefit retirement scheme for employees

22.

(3)	AUD amounts are displayed in USD at an exchange rate of USD 0.63: AUD 1
(4)	Salaries of executives that were employed by DSS prior to the acquisition of DSS are included in this FY24 table.
(5)	Please see the section entitled “Executive Employment Agreements” below
(6)	Amounts that are included in the engagement of the executive but paid under a contracting agreement
(7)	Includes amounts reimbursed or paid to US employees towards health fund fees.
(8)	Includes additional fees paid to named executive officers and director fees of DSS in the period
(9)	2025 Grants have not been granted at the date of this report

Narrative to Summary Compensation Table

Executive Employment Agreements

James Manning

Since January 22, 2026, Mr. Manning has served as our Chief Executive Officer. In connection with Mr. Manning’s appointment as Chief Executive Officer, Mr. Manning entered into a Employment Offer Letter dated January 22, 2026, with the Company’s subsidiary, SharonAI Pty Ltd (the “New Manning Agreement”). Pursuant to the New Manning Agreement, Mr. Manning will receive an additional annual base salary of AUD$200,000 and will be eligible to participate the Company’s discretionary bonus scheme and in the Company’s discretionary share scheme, as well as superannuation contributions in line with the minimum compulsory contribution rate required to be paid. The New Manning Agreement is filed as Exhibit 10.44 to this Annual Report on Form 10-K. In addition to Mr. Manning’s employment agreement, SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Non-Executive Chairman, director, and key person provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

On April 30, 2026, the Company and its wholly-owned, indirect subsidiary, SharonAI Pty Ltd (ACN 645 215 194) (“SharonAI Australia”), entered an employment agreement effective as of May 1, 2026 with James Manning (the “Manning Employment Agreement”), pursuant to which Mr. Manning is employed as the Chief Executive Officer on a full-time basis. Pursuant to the Manning Employment Agreement, Mr. Manning will receive an annual base salary of AUD$704,225 (equivalent to approximately US$ 500,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 200% of his base remuneration (payable in cash and/or restricted stock units (“RSUs”)), is eligible for a long-term incentive award of up to 150% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 25% of his base remuneration in the form of RSUs. The Manning Employment Agreement also provides that Mr. Manning will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Manning Employment Agreements requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Manning Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

23.

Wolfgang Schubert

Mr. Schubert served as our Chief Executive Officer from the consummation of the Business Combination until January 22, 2026, and had an employment agreement with SharonAI Operations LLC, a subsidiary of SharonAI, during that time. Pursuant to the employment agreement with Mr. Schubert (the “Schubert Employment Agreement”), Mr. Schubert received an annual base salary of USD$200,000 with ratcheting mechanisms in place pending future corporate events, the first of which was achieved resulting in his annual base salary being increased to USD$220,000. Mr. Schubert also received or was promised four grants of equity awards under SharonAI’s Equity Incentive Award Plan which would have granted or vested upon the satisfaction of certain performance criteria and events. If all such criteria and events were satisfied, the total would have been for a total of five percent (5.00%) of the equity post-money valuation of all classes of equity of the Company. Mr. Schubert was also entitled to participate in prospective bonus plans, benefit programs or other incentive plans approved by the Board of Directors. The Schubert Employment Agreement is filed collectively as Exhibits 10.17 and 10.18 to this Annual Report on Form 10-K. On January 22, 2026, Mr. Schubert resigned as Chief Executive Officer and accordingly at such time his employment agreement was terminated.

Andrew Leece

Since the consummation of the Business Combination, Mr. Leece is our Chief Operating Officer. SharonAI Pty Ltd (“SharonAI Pty Ltd”), an Australian subsidiary of SharonAI, has entered into an employment agreement which appointed him as Chief Operating Officer of SharonAI (“Leece Employment Agreement”). Pursuant to the Leece Employment Agreement, Mr. Leece is entitled to receive an annual base salary of USD$300,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Leece is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Leece terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Andrew Leece (the “Leece Employment Agreement”), pursuant to which Mr. Leece is employed as Chief Operations Officer on a full-time basis. Pursuant to the Leece Employment Agreement, Mr. Leece will receive an annual base salary of AUD$563,380 (equivalent to approximately US$ 400,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 100% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of up to 125% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 50% of his base remuneration in the form of RSUs. The Leece Employment Agreement also provides that Mr. Leece will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Leece Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Leece Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Daniel Mons

Since the consummation of the Business Combination, Mr. Mons is our Chief Technology Officer. SharonAI Pty Ltd and Mr. Mons entered into an employment agreement which appointed him as CTO of the Company (“CTO Agreement”) with an effective date of November 4, 2024, until terminated in accordance with the termination provisions in the CTO Agreement. Pursuant to the CTO Agreement, Mr. Mons is entitled to receive an annual base remuneration of USD$200,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Mons is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Mons terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

24.

Timothy Broadfoot

Since the consummation of the Business Combination, Mr. Broadfoot is our Chief Financial Officer. SharonAI Pty Ltd has entered into an employment agreement and consulting agreement with Mr. Broadfoot and Broadfoot Group Pty Ltd which appointed Mr. Broadfoot as Chief Financial Officer of SharonAI (respectively, the “Broadfoot Employment Agreement” and the “Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Employment Agreement and Broadfoot Consulting agreement, Mr. Broadfoot is entitled to receive an annual base remuneration of USD$300,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Broadfoot is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Broadfoot terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary, SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Tim Broadfoot (the “Broadfoot Employment Agreement”), pursuant to which Mr. Broadfoot is employed as Chief Financial Officer on a full-time basis. Pursuant to the Broadfoot Employment Agreement, Mr. Broadfoot will receive an annual base salary of AUD$634,000 (equivalent to approximately US$ 450,140 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 125% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of 100% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 25% of his base remuneration in the form of RSUs The Broadfoot Employment Agreement also provides that Mr. Broadfoot will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Broadfoot Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Broadfoot Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Nicholas Hughes-Jones

Since the consummation of the Business Combination, Nicholas Hughes-Jones is the Senior Vice President, Business Development. SharonAI Pty Ltd and Mr. Hughes Jones and Inbocalupo Consulting Pty Ltd entered into contracting agreements which appointed him as Head of Corporate Development of the Company (“HCD Agreement”) with an effective date of 1 March, 2024, until terminated in accordance with the termination provisions in the HCD Agreement. Pursuant to the HDC Agreement, Mr. Hughes-Jones is entitled to receive remuneration based on works performed as agreed by the company from time to time. Mr. Hughes-Jones is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Hughes-Jones terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary, SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Nick Hughes-Jones (the “Hughes-Jones Employment Agreement”), pursuant to which Mr. Hughes-Jones is employed as Senior Vice President of Business Development of SharonAI Australia on a full-time basis. Pursuant to the Hughes-Jones Employment Agreement, Mr. Hughes-Jones will receive an annual base salary of AUD$563,380 (equivalent to approximately US$ 400,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 100% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of up to 125% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 50% of his base remuneration in the form of RSUs. The Hughes-Jones Employment Agreement also provides that Mr. Hughes-Jones will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Hughes-Jones Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Hughes-Jones Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

25.

Tim Flahvin

On December 29, 2025, SharonAI Australia entered into an executive employment contract with Tim Flahvin (the “Flahvin Employment Agreement”), pursuant to which Mr. Flahvin was employed as the General Counsel on a full-time basis, which was not deemed to be an executive officer position at such time. Pursuant to the Flahvin Employment Agreement, Mr. Flahvin received an annual base salary of AUD$350,000 (equivalent to approximately US$ 248,500 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive cash bonus of up to AUD$50,000 (equivalent to approximately US$ 35,00 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a long-term incentive award of up to 50% of his base remuneration in the form of restricted stock units (“RSUs”), and is entitled to receive an annual base award of AUD$175,000 (equivalent to approximately US$ 124,250 based on a current exchange rate of $1 AUD to $0.71 US) in the form of RSUs.

In addition to the compensation provided above, the Flahvin Employment Agreement provides that Mr. Flahvin will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling him to statutory leaves under applicable law.

Mr. Flahvin must be provided the following notice of his termination without cause or is entitled to receive his compensation for such period:

Period of Service:	Period of Notice/Compensation:
1 year or less	4 weeks
Over 1 year and up to the completion of 3 years	8 weeks
Over 3 years and up to the completion of 5 years	8 weeks
Over 5 years	12 weeks

Provided that an additional weeks’ notice/compensation will be provided if Mr. Flahvin is over the age of 45 and has completed at least 2 years of continuous service on the date that the notice of termination is provided.

The Flahvin Employment Agreement also contains customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

On March 30, 2026, the Company determined Tim Flahvin to be an executive officer of the Company and on April 30, 2026, SharonAI Australia entered into an Employment Contract Alteration Agreement with Tim Flahvin, effective May 1, 2026, pursuant to which the parties agreed to vary the Flahvin Employment Agreement to provide for an annual base salary of AUD$330,895 (equivalent to approximately US$ 235,000 based on a current exchange rate of $1 AUD to $0.71 US) rather than AUD$350,000, a base RSU award of AUD$259,155 (equivalent to approximately US$ 184,000 based on a current exchange rate of $1 AUD to $0.71 US), which completely replaced the both the annual base award of AUD$175,000 and the long-term incentive award of up to 50% of his base remuneration, and a short-term incentive award of AUD$100,000 (equivalent to approximately US$ 71,000 based on a current exchange rate of $1 AUD to $0.71 US) rather than up to AUD$50,000.

26.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Number of Shares, units of stock that have not Vested (#)	Market value of Shares, units of stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Vested (#)	Market value of Shares, units of stock that have Vested ($)
Wolfgang Schubert	-	-	-	-	-	72,960	$313,053	-	-
Nicholas Hughes-Jones	-	-	-	-	-	97,710	$419,250	-	-
Andrew Leece	-	-	-	-	-	97,710	$419,250	-	-
Timothy Broadfoot	-	-	-	-	-	97,710	$419,250	-	-

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards on an annual basis and as may otherwise be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates. During fiscal year 2025, we did not grant any stock options (or similar awards) to our named executive officers for the fiscal year ended December 31, 2025 during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Retirement Benefits

Our employees that are located in Australia participate in a Superannuation defined benefit scheme. Superannuation is Australia’s mandatory retirement savings system, requiring employers to contribute 12% into a regulated fund. Contributions receive concessional tax treatment, with employer payments taxed at 15% within the fund. Superannuation is typically preserved until retirement age (55–60), with limited early access exceptions. Funds are regulated by the Australian Prudential Regulation Authority, the Australian Securities and Investments Commission, and the Australian Taxation Office, and offer various investment options, often including insurance coverage. Withdrawals can be taken as a lump sum or income stream, subject to tax rules. Legislative changes may affect contribution limits, taxation, and access conditions.

Our employees located in the USA currently do not have a retirement scheme, however it is intended that the Company implement such a scheme in 2026.

Separation Payments

Please see the section entitled “Executive Compensation - Executive Employment Agreements” for a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer of SharonAI at, following, or in connection with the resignation, retirement or other termination of such named executive officer, or a change in control of SharonAI or a change in the named executive officer’s responsibilities following a change in control, with respect to each named executive officer.

Pursuant to the Schubert Employment Agreement, if Mr. Schubert is terminated without cause during the term of the agreement, he will be entitled to receive his accrued benefits and a continuation of his salary for nine (9) months. If the Company does not renew the Schubert Employment Agreement for the second year, then Mr. Schubert will be entitled to receive his accrued benefits and a continuation of his salary for six (6) months. The Schubert Employment Agreement is filed collectively as Exhibits 10.17 and 10.18 to this Annual Report on Form 10-K. On January 22, 2026, Mr. Schubert resigned as Chief Executive Officer and accordingly at such time his employment agreement was terminated.

27.

Recovery of Erroneously Awarded Compensation

In December 2025, the Board of Directors adopted the SharonAI Holdings, Inc. Policy on Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), effective December 18, 2025, in accordance with Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated thereunder, and the applicable listing standards of The Nasdaq Stock Market. The Clawback Policy applies to current and former “Senior Executives” of the Company, as defined therein, and provides for the reasonably prompt recovery of “Erroneously Awarded Compensation” — that is, the amount of Incentive-Based Compensation received by a covered Senior Executive that exceeds the amount that would have been received had such compensation been calculated based on restated financial results — in the event the Company is required to prepare an Accounting Restatement due to material noncompliance with any financial reporting requirement under U.S. securities laws. Recovery is required regardless of whether the Senior Executive engaged in any misconduct and regardless of whether the Senior Executive is currently employed by the Company. The Clawback Policy covers Incentive-Based Compensation received on or after the Effective Date during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement (the “Look-Back Period”). The Clawback Policy is administered by the Compensation Committee of the Board of Directors. A copy of the Clawback Policy was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2025.

During the fiscal year ended December 31, 2025, the Company was not required to prepare an Accounting Restatement that triggered any recovery obligation under the Clawback Policy, and there was no outstanding balance of erroneously awarded compensation remaining to be recovered as of December 31, 2025.

Director Compensation

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2025.

Name and Principal Position	Fees earned or paid in cash	Stock awards(2)	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation		Total
	($)	($)	($)	($)	($)	($)		($)
James Manning
Non-Executive Chairman	-	-	-	-	-	210,735	(1)	210,735

Alastair Cairns
Director	25,000	-	-	-	-	-		25,000

Brent Lanier
Director	25,000	-	-	-	-	-		25,000

Wolf Schubert(3)
Director	-	-	-	-	-	-		-

(1)	Includes consulting contracts with MG Office Trust
(2)	Stock awards for 2025 have yet to be granted
(3)	Excludes compensation already listed in the executive remuneration table

Please see the section entitled “-Director and Officer Indemnification Agreements” for a description of material factors necessary to an understanding of the director compensation disclosed in the table above.

28.

Change in Control

On December 18, 2025 (the “Closing Date”), the Company consummated the transactions contemplated by the Business Combination Agreement, dated January 28, 2025, as amended on May 23, 2025, by and among Roth CH Acquisition Co. (“Roth CH”), Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. and SharonAI Inc. (the “Business Combination”). Upon consummation of the Business Combination, Roth CH Merger Sub, Inc. merged with and into SharonAI Inc., with SharonAI Inc. surviving as a wholly owned subsidiary of the Company, and the Company was renamed SharonAI Holdings Inc.

As a result of the Business Combination, the former stockholders of SharonAI Inc. received shares of the Company’s Common Stock (consisting of Class A Ordinary Common Stock and Class B Super Common Stock) in exchange for their shares of SharonAI Inc. common stock, at the Conversion Ratio set forth in the Business Combination Agreement. The consideration paid to the former stockholders of SharonAI Inc. consisted entirely of shares of the Company’s Common Stock; no cash consideration was paid in connection with the change in control.

Following the consummation of the Business Combination, the former stockholders of SharonAI Inc. and their affiliates, including James Manning, Andrew Leece and Nicholas Hughes-Jones, collectively acquired beneficial ownership of a majority of the voting power of the Company’s outstanding Common Stock. As of the Record Date, the current directors and executive officers of the Company own or control the voting of approximately 46.28% of the total votes outstanding, including 136,341 shares of Class B Super Common Stock, each of which carries 160 votes per share. Prior to the Business Combination, control of Roth CH was held by its pre-Business Combination stockholders and the Roth CH sponsor.

The terms of any loans or pledges obtained in connection with the Business Combination, and any arrangements or understandings among members of the former and new control groups with respect to the election of directors or other matters, are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s registration statement and proxy statement/prospectus filed in connection with the Business Combination, each of which is incorporated herein by reference to the extent applicable.

29.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2025 and December 31, 2024 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Policy for Approval of Related Party Transactions

The Audit and Risk Management Committee of our Board has adopted a Related Party Transactions Policy (the “Policy”) setting forth the policies and procedures for the review and approval or ratification of “Related Party Transactions.” A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which a Financial Benefit is provided to a Related Party. “Financial Benefit” includes, without limitation: giving or providing a Related Party finance or property; buying an asset from or selling an asset to a Related Party; leasing an asset from or to a Related Party; supplying services to or receiving services from a Related Party; issuing or allocating securities or granting an option to a Related Party; and taking up or releasing an obligation of a Related Party. “Related parties” under this Policy include: (i) any entity that controls the Company; (ii) any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement) an executive officer, director or nominee for director of the Company, any shareholder owning more than 5% of any class of the Company’s voting securities, or an Immediate Family Member of any such person; (iii) any entity controlled by a Related Party (including a trust for which any Group entity acts in a trustee capacity); (iv) any entity or person that was a Related Party in the previous six months; (v) any entity or person that believes it will become a Related Party in the future; and (vi) any entity acting in concert with a Related Party. Pursuant to the Policy, the Audit and Risk Management Committee will consider, among other factors, (i) the relevant facts and circumstances of each Related Party Transaction, including whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (ii) whether the transaction was undertaken in the ordinary course of business, (iii) whether the transaction was initiated by the Company or the Related Party, (iv) the purpose of and potential benefits to the Company of the transaction, (v) the approximate dollar value of the amount involved, (vi) the Related Party’s interest in the transaction, and (vii) any other information that would be material to investors in light of the circumstances of the particular transaction. The Policy does not permit any director or executive officer to participate in the discussion of, or vote regarding, a Related Party Transaction in which he or she is the Related Party, provided that such director or executive officer shall provide all material information concerning the transaction to the Committee. Where it is impractical or undesirable to wait until a Committee meeting, the chairman of the Committee may review and approve a Related Party Transaction, with any such approval to be reported to the Committee at its next regularly scheduled meeting. Notwithstanding the foregoing, unless a Related Party Transaction constitutes an arm’s length transaction (being a transaction on terms that would be reasonable if the parties were dealing at arm’s length, or on terms less favorable to the Related Party), a Group entity may only give a Financial Benefit to a Related Party where prior shareholder approval has been obtained and the Financial Benefit is given within 15 months of that approval, in accordance with the Corporations Act 2001 (Cth) and the ASX Listing Rules. In addition, under the ASX Listing Rules, shareholder approval is required to acquire a substantial asset (being an asset representing 5% or more of the equity interests of the Group) from, or dispose of a substantial asset to, a Related Party. The Policy also provides for standing pre-approval of certain categories of transactions, including employment of executive officers, director compensation, certain transactions with other companies, certain charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions, certain banking-related services, and indemnification. All Related Party Transactions must also comply with the Company’s existing policies and procedures, including the Code of Ethics and Business Conduct.

30.

Certain Relationships and Related Person Transactions — SharonAI

In connection with Mr. Schubert’s resignation as Chief Executive Officer of the Company, on January 22, 2026, the Board appointed James Manning, Non-Executive Chairman, director and greater than 10% stockholder of the Company, as Chief Executive Officer. In connection with Mr. Manning’s appointment as Chief Executive Officer, Mr. Manning entered into an Employment Offer Letter dated January 22, 2026, with the Company’s subsidiary, SharonAI Pty Ltd (the “New Manning Agreement”). Pursuant to the New Manning Agreement, Mr. Manning will receive an additional annual base salary of AUD$200,000 and will be eligible to participate the Company’s discretionary bonus scheme and in the Company’s discretionary share scheme, as well as superannuation contributions in line with the minimum compulsory contribution rate required to be paid.

SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Non-Executive Chairman, director and greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

SharonAI Pty Ltd has entered into an independent contractor agreement with Nicholas Hughes Jones related entity Inbocalupo Consulting Pty Ltd (“Inbocalupo Consulting Agreement”). Pursuant to the Inbocalupo Consultant Agreement and combined with Mr. Hughes-Jones employment agreement, Mr. Hughes-Jones who until July 2025 was SharonAI’s Senior Vice President Business Development and is a currently the Company’s Head of Business Development and a current greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to business development services. In consideration for these services, Inbocalupo Consulting Pty Ltd is entitled to receive an annual remuneration of AUD$133,800 (approximately $84,294 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Inbocalupo Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

SharonAI Pty Ltd has entered into an independent contractor agreement with Broadfoot Group Pty Ltd (“Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Consultant Agreement, Mr. Broadfoot, SharonAI’s Chief Financial Officer, Treasurer, Corporate Secretary, and Mrs. Broadfoot, as the key persons, provides certain services to SharonAI and SharonAI Pty Ltd relating to Chief Financial Officer support and executive assistant services to the CFO. In consideration for these services, Broadfoot Group Pty Ltd is entitled to receive an annual remuneration of AUD$111,500 (approximately $70,245 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Broadfoot Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

James Manning, Nicholas Hughes-Jones and Andrew Leece were the sole three shareholders of Alternative Asset Management Pty Ltd/SharonAI Pty Ltd (“SAIPL”) prior to SharonAI’s acquisition of all of the shares of SAIPL on April 29, 2024. In consideration for their shares of SAIPL, each of Messrs. Manning, Hughes-Jones and Leece were issued 70,000 shares of SharonAI common stock at a fair value of $70,000.

James Manning was a unitholder of Digital Income Fund Pty Ltd (“DIF”) prior to SAIPL acquiring the assets of DIF on April 29, 2024. In consideration for the assets of DIF, DIF was issued 55,000 shares of SharonAI common stock, 17,600 shares of which were transferred to Mr. Manning upon DIF’s liquidation. The 17,600 shares were issued at a fair value of $390,016.

James Manning, Nicholas Hughes-Jones and Andrew Leece were shareholders of Distributed Storage Solutions Limited ACN 646 979 222 (“DSS”) prior to SharonAI’s acquisition of DSS in June of 2024. In consideration for their shares of DSS, Mr. Manning was issued 49,215 shares of SharonAI common stock at a fair value of $1,919,366, Mr. Hughes-Jones was issued 27,478 shares of SharonAI common stock at a fair value of $1,071,623, and Mr. Leece was issued 43,401 shares of SharonAI common stock at a fair value of $1,692,639.

31.

During 2024, the Group paid storage services expense to Flynt ICS Pty Ltd (“Flynt”). Flynt is a subsidiary of Vertua Limited and affiliated to the Group through common ownership by James Manning. For the year ended December 31, 2024, the Group paid Flynt $167,638 in services expenses.

Between January, 2024, and May, 2024, the SharonAI received approximately $419,590 in outstanding loans from various entities affiliated with members of SharonAI’s management and board of directors, including: (a) Woodville Super Pty Ltd, an affiliate of James Manning, Director; (b) Manning Capital Holdings Pty Ltd, an affiliate of James Manning, Director; (c) Strat Capital Pty Ltd (Alpha Juliett), an affiliate of Andrew Leece, Chief Operating Officer; and (d) Inbocalupo Pty Ltd, an affiliate of Nick Hughes-Jones, the former Senior Vice President Business Development. These debts were converted into equity of SharonAI as part of a private placement conducted by SharonAI at the same price that stock was sold to other investors in the offering. The following chart shows the amount of debt from each lender and the shares into which the debt was converted.

	USD Amount outstanding	Subscription price per share post adjustment in SharonAI Holdings Inc	Shares received upon conversion post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock
Woodville Super Pty Ltd	$66,370.00	4.29	15,470
Manning Capital Holdings Pty Ltd	$84,555.00	4.29	19,706
Strat Capital Pty Ltd (Alpha Juliett)	$117,740.00	4.29	27,440
Inbocalupo Pty Ltd	$150,925.00	4.29	35,175
Total:	$419,590.00		97,791

In December 2025, the Company completed a convertible note financing as part of its capital raise program. Certain related parties participated in this financing.

●	Manning Capital Pty Ltd, an entity affiliated with the Company’s Non-Executive Chairman and greater than 10% stockholder, subscribed for approximately AUD$700,000 (US$465,500) of convertible notes.

●	Inbocalupo Pty Ltd, an entity affiliated with the Company’s Head of Business Development and greater than 10% stockholder, subscribed for approximately AUD$1,250,000 (US$831,250) of convertible notes.

●	Strat Capital Pty Ltd ATF Alpha Juliett Trust, an entity affiliated with Andrew Leece, the Company’s Chief Operating Officer, subscribed for approximately AUD$250,000 (US$166,250) of convertible notes.

The notes were issued on the same terms and conditions as those offered to unrelated third-party investors.

The Company’s Relationships and Related Party Transactions

Amended and Restated Registration Rights Agreement

The Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with certain existing stockholders of the Company (the “Holders”) with respect to their shares of the Company before or pursuant to the Business Combination, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with the Roth CH’s initial public offering and any shares issuable on conversion of preferred stock or loans. Pursuant to the Registration Rights Agreement, within thirty (30) days of the Closing, the Company was required to file, and has filed, with the SEC a registration statement for a shelf registration on Form S-1 (the “Shelf”), covering the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act and the Company was required to use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, and the Shelf has been declared effective. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a subsequent shelf registration statement and cause the same to become effective as soon as practicable after such filing and such subsequent shelf registration statement shall be subject to the terms of the Registration Rights Agreement; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders. In addition, the Holders have certain “piggyback” registration rights that require the Company to include such securities in registration statements that the Company otherwise files. The Registration Rights Agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

32.

Schubert Separation Agreement and Consulting Agreement

On January 22, 2026, Mr. Wolfgang Schubert resigned as the Company’s Chief Executive Officer and as a director. In connection with such resignation, Mr. Schubert entered into the Separation Agreement dated January 22, 2026, with SharonAI Operations. Pursuant to the Separation Agreement, Mr. Schubert received 318,240 restricted stock units. Mr. Schubert will continue with the Company as a consultant pursuant to the Consulting Agreement dated January 22, 2026, pursuant to which Mr. Schubert received a one-time grant of $50,000 of restricted stock units and will receive $8,334 per month. Mr. Schubert’s resignation is not the result of any dispute or disagreement with the Company or management and is not a reflection on the Company’s results of operations.

Indemnification Agreements

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s amended and restated bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Company’s bylaws also provide the board of directors with discretion to indemnify employees and agents of the Company.

The Company enters into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Company’s amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

33.

PROPOSAL NO. 1

RATIFICATION OF AUDITOR APPOINTMENT

We are asking our stockholders to ratify the appointment and engagement by our Audit and Risk Management Committee of HoganTaylor LLP (“HoganTaylor”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit and Risk Management Committee is submitting the selection of HoganTaylor to our stockholders for ratification as a matter of good corporate practice and in accordance with its responsibilities as set out in its Charter. If our stockholders vote against the ratification of HoganTaylor, the Audit and Risk Management Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit and Risk Management Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of our Company and our stockholders.

The Audit and Risk Management Committee has retained HoganTaylor as the Company’s independent registered public accounting firm, to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026, to be included on the Company’s annual report on Form 10-K for the same period.

On, and effective as of, January 6, 2026, the Audit and Risk Management Committee of the Board of Directors of the Company approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm. Also on, and effective as of, January 6, 2026, the Committee approved the engagement of HoganTaylor as the Company’s independent registered public accounting firm for the Company’s fiscal year 2025 audit.

CBIZ CPAs acquired the attest business of Marcum, LLP (“Marcum”), the Company’s prior independent registered public accounting firm, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through May 23, 2025. On May 23, 2025, the Company terminated its relationship with Marcum as the Company’s independent registered accounting firm and, with the approval of the Committee, engaged CBIZ CPAs as the Company’s independent registered public accounting firm. CBIZ CPAs did not issue any audit report during the period of its engagement.

From May 23, 2025 through January 6, 2026, the date of CBIZ CPAs’ dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal year ended December 31, 2024 neither the Company, nor anyone on behalf of the Company, consulted HoganTaylor regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that HoganTaylor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

The Charter of the Audit and Risk Management Committee requires that it pre-approve in advance all audit and permissible non-audit services to be provided by its independent auditors. Services requiring pre-approval in advance by the Audit Committee may include audit services, audit related services, tax services and other services. All of the services performed by the independent registered public accounting firm were pre-approved in advance by the Audit Committee. The Audit Committee has determined that the payments made to the independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence.

34.

Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2025 and 2024 in the following categories and amounts are shown below. All amounts are in U.S. dollars, or as converted from Australian dollars using the average exchange rate to December 31, 2025.1

	For the Years Ended
	December 31,
	2025	2024
Audit fees	$258,990	$482,854
Audit related fees(1)	$123,790	$-
Tax fees	$-	$-
All other fees	$19,810	$-

(1)	Primarily consists of fees for quarterly reviews of the Company’s interim financial statements and the issuance of auditor consents for registration statements.

The policy of our audit and risk management committee and our board of directors is to pre-approve all audit and non-audit services provided by our principal auditors, including audit services, audit related services, and other services as described above, other than those for de minimis services, which are approved by the audit and risk management committee or our board of directors.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

As the Company has a formal Audit and Risk Management Committee, the services described above were approved by the Audit and Risk Management Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X. Further, as the Company has a formal Audit and Risk Management Committee, the Company has Audit and Risk Management Committee pre-approval policies and procedures.2

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HOGANTAYLOR LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

1 SHAZ to add percentage of Audit-Related Fees, Tax Fees, and All Other Fees approved under Rule 2-01(c)(7)(i)(C), as required by Item 9(e)(5)(ii)

2 SHAZ to confirm that no more than 50% of hours were performed by non-permanent employees of the audit firm, otherwise disclosure is required by Item 9(e)(6).

35.

PROPOSAL NO. 2

ELECTION OF CLASS I DIRECTORS

The Corporate Governance and Nominating Committee of our Board of Directors has recommended for election at the 2026 Annual Meeting the two (2) Class I directors currently serving on our Board of Directors as Class I directors and identified below (“the nominees”) to serve until the 2029 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees has agreed to be nominated to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Set forth below is relevant information regarding the nominees.

Board Nominees (Class I Directors)

Name	Current Position	Committee Roles	Age	Director Since
Alastair Cairns	Independent Director	Audit and Risk Management Committee Member Compensation Committee Member Chairman of Corporate Governance and Nominating Committee	53	2025

Benjamin Adams	Independent Director	None	55	2026

Nominees

Alastair Cairns has been a Director of the Company since December 2025 and of SharonAI Inc. since September of 2024. Previously, Mr. Cairns served as the Head of Asset Management, North America, at Linedata, a European listed financial software company, a position he held from July 2024 to November 2025. Previously, he was head of insights and marketplace at Addepar, a provider of reporting and analytics software to wealth managers, from 2017 until 2022. Prior to Addepar, he held executive positions at Credit Suisse from 2007 until 2016 in strategy, product and sales, in asset management and private banking. Alastair began his career at McKinsey & Company, where he rose to partner in the financial services practice. He holds degrees in Physics and Economics from Queen’s University in Canada and a Masters in Economics from the University of Chicago.

Benjamin Adams has been a Director of the Company since February 22, 2026. Mr. Adams is a public company general counsel, board and CEO adviser and global regulatory leader. He currently serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary of The Western Union Company (NYSE: WU) where he advises its board of directors and board committees on corporate governance, fiduciary duties, SEC disclosure, executive compensation and enterprise risk while also leading Western Union’s global legal, regulatory, public policy, ethics and compliance, Intellectual Property and privacy functions. Mr. Adams previously served as the Vice President, Legal at PayPal Inc. (NASDAQ: PYPL), as Assistant General Counsel, Head of Legal Global Consumer Group at Microsoft Corporation (NASDAQ: MSFT), and as Head of Legal, Americas Region at Nokia Corporation (NYSE: NOK). Prior to going in-house, Mr. Adams was an attorney the law firm of Gibson, Dunn & Crutcher LLP.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Vote Required

Directors are elected by a majority of the votes cast by the holders of shares entitled to vote. There are two (2) nominees for election and two (2) Class I director positions to be filled; this means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. If either incumbent, unopposed nominee fails to receive a majority of the votes cast, they are required to tender their resignation from the Board and then the Company’s Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken

BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE CLASS I DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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PROPOSAL NO. 3

APPROVAL OF THE EQUITY PLAN AMENDMENT PROPOSAL

General

Our board of directors (the “Board”) has approved an amendment (the “Plan Amendment”)to our 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of Class A Ordinary common stock, par value $0.0001 per share (“common stock”) available for issuance thereunder by 1,200,000 shares, from 1,200,000 shares to 2,400,000 shares (the “Share Reserve”), and directed that the Plan Amendment be submitted to the stockholders for approval at the Special Meeting. In addition, the Share Reserve will automatically increase on January 1, 2027 in an amount equal to the lesser of (A) three percent (3%) of the shares of common stock outstanding (on an as-converted basis, which shall include shares of common stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by the Board (the “Evergreen Increase”). A form of the Plan Amendment to the 2020 Equity Incentive Plan is attached hereto as Appendix A.

The amendment to the 2025 Plan is intended to ensure that the Company can continue to provide an incentive to employees, directors and consultants by enabling them to share in the Company’s future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2025 Plan.

Background

Our administrator may grant incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2025 Plan. The 2025 Plan is administered by the Board. The closing price per-share of our common stock on July 2, 2026 (the “Record Date”) was $62.89. The following table sets forth, as of July 2, 2026, the approximate number of each class of participants eligible to participate in the 2025 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	42
Directors(1)	6
Independent Contractors	0

(1) One of the six directors is also an employee.

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees, directors and independent contractors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

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The increased number of shares proposed to be available for grant under the 2025 Plan is designed to enable us to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the increase in the number of shares of Common Stock authorized for issuance under the 2025 Plan, the number of shares of common stock reserved for issuance under the 2025 Plan is 2,400,000 shares. The Board believes that this number of shares of constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of per shares of common stock as of the Record Date was $62.89.

As of the Record Date, we had (i) 16,607,910 shares of common stock  outstanding; (ii) 34,190 stock options outstanding (vested and unvested), with a weighted average exercise price of $6.67 per share; and (iii) 1,204,092 shares of unvested restricted stock outstanding. The new shares of our common stock available under the 2025 Plan would represent an additional potential equity dilution of approximately 7.3%. Including the proposed additional shares of common stock under the 2025 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 14.4%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2025 Plan will be equal to 2,400,000 shares of common stock; provided that shares of common stock issued under the 2025 Plan with respect to an Exempt Award will not count against the share limit. Under the 2025 Plan, an “Exempt Award” is (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an “employment inducement” award as described in the applicable stock exchange listing manual or rules; or (iii) an award that a participant purchases at fair market value. The number of shares of common stock available for grant and issuance under the 2025 Plan will be automatically increased on the first day of each calendar year beginning with January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) three percent (3%) of the shares of common stock outstanding (on an as-converted basis, which shall include shares of common stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by the Board.

No more than 2,400,000 shares of common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2025 Plan may be authorized but unissued shares of our common stock or shares of our common stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares of common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2025 Plan except that (i) any shares of common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of our common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award shall no longer be available for grant under the 2025 Plan. Further, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options; and shares of common stock surrendered or withheld as payment of either the exercise price of an award (including shares of common stock otherwise underlying a SAR that are retained by the Company to account for the exercise price of such SAR) and/or withholding taxes in respect of an award shall no longer be available for grant under the 2025 Plan. If an award is denominated in shares of our common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2025 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2025 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of our common stock will no longer be available for grant under the 2025 Plan.

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As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2025 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Share Use. In determining the requested number of shares of common stock reserved for issuance under the 2025 Plan, we evaluated the dilution and historic share usage, burn rate and the existing terms of outstanding awards. The annual share usage under our equity plans for the last three fiscal years was as follows:

		Fiscal Year 2026	Fiscal Year 2025	Fiscal Year 2024	Average
A	Total Shares Granted During Fiscal Year(1)	1,221,558	569,492	0	170,779
B	Basic Weighted Average Common Stock Outstanding	13,959,243	492,815	1,000	4,817,678
C	Burn Rate (A/B)	3.67%	115.5%	0%	39.72%

(1) Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of 2025 Plan

The following is a summary of the material features of the 2025 Plan. This summary is qualified in its entirety by the full text of the 2025 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration. The 2025 Plan is administered by the Board, or if the Board does not administer the 2025 Plan, a committee or subcommittee of our Board that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of the Board or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2025 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2025 Plan.

The 2025 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2025 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2025 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

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Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2025 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2025 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights. SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2025 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing Right (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing Right may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

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Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2025 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2025 Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2025 Plan; (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2025 Plan; and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to ISOs will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2025 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2025 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2025 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power of the Company’s then outstanding securities; (ii) the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; (iii) a merger or consolidation of us or any of our subsidiaries with any other corporation or entity, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale; or (B) a sale or disposition to an entity controlled by the Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions if its sole purpose is to change the state of the Company’s incorporation or to create a holding company following which our shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

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Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2025 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2025 Plan

The 2025 Plan provides the Board with authority to amend, alter or terminate the 2025 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2025 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare an accounting restatement of our financial statements due to our material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws, then the plan administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three (3) completed fiscal years that the plan administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis. In addition, any award which is subject to recovery under any applicable laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such applicable law, government regulation or stock exchange listing requirement) will be subject to such deductions and clawback as may be required to be made pursuant to such applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such applicable law, government regulation or stock exchange listing requirement).

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US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2025 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2025 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

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Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2025 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2025 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2025 Plan.

Interests of Officers and Directors in this Proposal

Members of the Board and executive officers of the Company have an interest in Proposal 4 as it relates to a compensatory plan in which our directors and executive officers participate.

Vote Required

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the approval of the Plan Amendment to increase in the number of shares of Common Stock authorized for issuance under the 2025 Plan. The increase in the number of shares of Common Stock authorized for issuance under the 2025 Plan will be approved if it receives the affirmative vote of a majority of the shares of our common stock represented and voting on the proposal at the annual meeting, provided the affirmative votes represent a majority of the required quorum. Proxies solicited by the Board will be voted “FOR” the 2025 Plan unless shareholders specify a contrary vote.

The Board recommends that you vote “FOR” the Plan Amendment to approve of the increase in the number of shares of Common Stock authorized for issuance under the 2025 Plan.

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PROPOSAL NO. 4

APPROVAL OF THE PRE-FUNDED WARRANT EXERCISE PROPOSAL

General

On June 17, 2026, we entered into the Securities Purchase Agreement (the “June 2026 Private Placement”) with Situational Awareness Partners LP for the issuance and sale of (i) 900,019 shares of Class A Ordinary Common Stock at a price of $68.73 per share and (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a price per Pre-Funded Warrant of $68.7299, to purchase up to an aggregate of 6,374,823 shares of Class A Ordinary Common Stock (the “Pre-Funded Warrant Shares”). Each Pre-Funded Warrant is exercisable for one share of our Class A Ordinary Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The exercise of the Pre-Funded Warrants is subject to stockholder approval to the extent required by Nasdaq rules and this Proposal 4 will provide the necessary approval to permit such exercise. On June 30, 2026, Situational Awareness Partners LP partially exercised their Pre-Funded Warrant for 3,700,00 shares of Class A Ordinary Common Stock

Reasons for Stockholder Approval

Our Class A Ordinary Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(b) which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of a listed company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. The Pre-Funded Warrants issued to Situational Awareness Partners LP provide that they may not exercise such Pre-Funded Warrants to the extent that they would own more than 19.99% of our Common Stock until stockholder approval of such issuance of received. Upon full exercise of the remaining Pre-Funded Warrant (without giving effect to the beneficial ownership limitation), Situational Awareness Partners LP would own approximately 21.32% of our Common Stock and would have voting control of 12.58% our Common Stock. Accordingly, we are seeking stockholder approval to allow full exercise of the Pre-Funded Warrants to Situational Awareness Partners LP.

Description of the Pre-Funded Warrants

Exercise Price and Duration. The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. Initially, the holder may not exercise any portion of the Pre-Funded Warrants to the extent the holder would initially own more than 9.99% of the outstanding Common Stock immediately after exercise; provided, however, that will increase to 19.99% after confirmation of HSR Satisfaction (as defined in the Pre-Funded Warrant), and which limitation will further increase to 100% following stockholder approval in connection with NASDAQ Listing Rule 5635(b). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock. The Pre-Funded Warrants may also be exercised by means of a “cashless exercise” as provided for in the May Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or 50% or more of the voting power of our common equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Fractional Shares. No fractional shares of Class A Ordinary Common Stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of Class A Ordinary Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Class A Ordinary Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Shares Issuable Upon Exercise

Following stockholder approval of this Proposal 4, up to 6,374,823 shares of common stock will be issuable upon exercise of the Pre-Funded Warrants. The shares of common stock issuable upon exercise of the Pre-Funded Warrants will be restricted and may not be sold or otherwise transferred unless such sale or transfer is pursuant to an effective registration statement under the Securities Act covering the resale of such shares or pursuant to exemption from registration under the Securities Act. The sale into the public market of the shares of common stock underlying the Pre-Funded Warrants could materially and adversely affect the market price of our Class A Ordinary Common Stock.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Class A Ordinary Common Stock upon exercise of the Pre-Funded Warrants will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable upon the exercise of the Pre-Funded Warrants. This means also that our current stockholders will own a smaller interest in us as a result of the exercise of the Pre-Funded Warrants and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares underlying the Pre-Funded Warrants could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

If the Pre-Funded Warrants are exercised in full for cash, a total of 6,374,823 shares of Class A Ordinary Common Stock will be issuable to the holder of the Pre-Funded Warrants and this dilutive effect may be material to current stockholders of the Company.

Vote Required and Board Recommendation

Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on this proposal. The holder the Pre-Funded Warrant is only allowed to vote the 796,108 shares of Class A Ordinary Stock it held prior to the June 2026 Private Placement and may not vote any shares issued in the June 2026 Private Placement for this Proposal No. 4. Approval of this proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not considered votes cast and will have no effect on the outcome of this proposal Brokers have discretion to vote on this proposal.

The Board unanimously recommends a vote “FOR” this Pre-Funded Warrant Exercise Proposal.

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PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 745 Fifth Avenue, Suite 500, New York, NY 10151or tim.flahvin@sharonai.com. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by March 15, 2027 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than May 29, 2027 and not earlier than April 26. 2027, in order to be considered timely.

However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, August 27, 2027, to be considered for inclusion in proxy materials for our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at 745 Fifth Avenue, Suite 500, New York, NY 10151, 120th day prior to 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2027 Annual Meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made of the date of the 2027 Annual Meeting.

The deadline for providing notice of a proxy solicitation in support of director nominees, other than the Company’s nominees, at the 2027 annual meeting of stockholders, is the later of: (i) 25 calendar days prior to the 2027 Annual meeting of stockholders; or (ii) 5 calendar days after the date on which the Company files its definitive proxy statement for the 2027 annual meeting, and must include the information required by Rule 14a-19 of the Exchange Act.

You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

ANNUAL REPORT

Our Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 31, 2025, may be obtained by our stockholders without charge, upon written request to our Corporate Secretary. You may also download a copy of our Annual Report on Form 10-K by visiting our corporate website at www.sharonai.com.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. We may “household” your materials based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Company stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request delivery of a copy of the proxy statement and related materials by contacting Continental. You can go to https://www.cstproxy.com/sharonai/2026, call Continental free of charge at 888-266-6791, or send an email to proxy@continentalstock.com with “Proxy Materials SHARONAI HOLDINGS INC.” in the subject line, include your full name and address, plus the number located in the shaded bar on the ‘Notice Regarding the Availability of Proxy Materials’ sent to you, and state that you want to receive a paper copy of the meeting materials. You can also request a copy of the proxy statement and related materials directly from us, by mailing your request to SharonAI Holdings Inc., 745 Fifth Avenue, Suite 500, New York, NY 10151, Telephone:+1 347 212-5075. (To facilitate timely delivery, requests for a paper copy of proxy materials must be received by August 13, 2026.

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OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter before the Annual Meeting other than those matters specified in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

/s/ James Manning
James Manning
Chief Executive Officer, and Director

July 13, 2026

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Annex A

SECOND AMENDMENT

TO

SHARONAI HOLDINGS INC.

2025 OMNIBUS EQUITY INCENTIVE PLAN

This SECOND AMENDMENT TO SHARONAI HOLDINGS INC. 2025 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (the “Plan”) is made as of the [●] day of June, 2026, by the Board of Directors (the “Board”) of SharonAI Holdings Inc., a Delaware corporation (the “Company”), pursuant to Section 12 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 12 of the Plan, provided that no such action shall materially and adversely affect any Award outstanding at the time of such amendment without such Participant’s consent (the “Amendment Conditions”); and

WHEREAS, this Amendment satisfies the Amendment Conditions.

AGREEMENT

NOW, THEREFORE, as of the Effective Date, the Plan is hereby amended as follows:

Shares Reserved for Issuance Under the Plan. Section 4(a) and Section 4(c) of the Plan shall hereby be amended as follows:

The references to 1,200,000 shares in Sections 4(a)(i) and 4(c) of the Plan are hereby replaced with 2,400,000 shares.

The following language “with the first January 1 following the Effective Date” in Section 4(a)(ii) shall be hereby be amended and replaced in its entirety with “January 1, 2027”.

Miscellaneous.

Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

Governing Law. This Amendment shall be governed in accordance with the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

[Remainder of Page Intentionally Left Blank.]

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